Exhibit 1

8.50% Series A Fixed-to-Floating Rate

Cumulative Redeemable Perpetual Preferred Shares

Just Energy Group Inc.

UNDERWRITING AGREEMENT

January 30, 2017

STIFEL, NICOLAUS & COMPANY, INCORPORATED

FBR CAPITAL MARKETS & CO.

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

One South Street

Baltimore, Maryland 21202

c/o FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

Just Energy Group Inc., a corporation incorporated under the Canada Business Corporations Act (“CBCA”) and having its head office located in the Province of Ontario, Canada (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 4,000,000 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) of the Company.  The Series A Preferred Shares to be issued and sold to the Underwriters as set forth on Schedule I hereto are collectively referred to as the “Firm Shares.” The Company also proposes to grant to the Underwriters an option to purchase up to 600,000 additional Series A Preferred Shares (the “Option Shares”).  The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act of 1933, as amended (the “U.S. Securities Act”), and has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-10 (file number 333-208289) in respect of the Shares and an appointment of agent for service of process on Form F-X in conjunction with the initial filing of such registration statement with the Commission; such registration statement and any post-effective amendment thereto, in each case, including the Canadian Base Prospectus (as defined below) (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), each in the form heretofore delivered or to be delivered to the Representatives and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the Underwriters, became effective under the U.S. Securities Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Canadian Securities Commissions (as defined below), except for any documents filed with the Commission or the Canadian Securities Commissions subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives for delivery by them to each of the other Underwriters; and the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto, are hereinafter collectively called the “Registration Statement.” The prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “U.S. Base Prospectus.”  With respect to the Shares, “U.S. Preliminary Prospectus” means the preliminary prospectus supplement dated January 26, 2017, filed with the Commission pursuant to General Instruction II.L. of Form F-10 and excluding the pricing and other information permitted to be excluded from the Canadian Preliminary Prospectus pursuant to Canadian Securities Laws (as defined below); and “U.S. Final Prospectus” means the U.S. Base Prospectus as supplemented by the first prospectus supplement relating to the offering of the Shares containing pricing information that is filed with the Commission pursuant to General Instruction II.L. of Form F-10.

The Company is qualified to file a short form prospectus pursuant to National Instrument 44-101 - Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 - Shelf Distributions (together, the “Shelf Procedures”) and

(i)            has prepared and filed a preliminary short form base shelf prospectus dated December 1, 2015 in the English language (the “Canadian Preliminary Base Prospectus”) with the Ontario Securities Commission (the “OSC”) and with the other securities commissions or other securities regulatory authorities in each of the provinces in Canada, other than Quebec, in respect of various securities, including preferred shares (collectively, the “Canadian Shelf Securities”), pursuant to applicable Canadian Securities Laws (as defined below), (ii) has prepared and filed with the OSC and with the other securities commissions or other securities regulatory authorities in each of the provinces in Canada, other than Quebec, a (final) short form base shelf prospectus dated December 14, 2015 relating to the Canadian Shelf Securities in each of the provinces of Canada, other than Quebec, (the “Initial Canadian Final Base Prospectus”), (iii) has prepared and filed with the OSC and with the other securities commissions or other securities regulatory authorities in each of the provinces in Canada (together, the “Canadian Securities Commissions”) a preliminary short form base shelf prospectus (in Quebec) and draft amended and restated (final) short form base shelf prospectus

(in each of the provinces of Canada other than Quebec) dated December 21, 2016 in the English and French languages (the “Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus”) relating to the Canadian Shelf Securities, and (iv) has prepared and filed with the OSC and with the other Canadian Securities Commissions a (final) short form base shelf prospectus (in Quebec) and amended and restated (final) short form base shelf prospectus (in each of the provinces of Canada other than Quebec) dated December 29, 2016 in the English and French languages (the “Amended and Restated Final Canadian Final Base Shelf Prospectus”) relating to the Canadian Shelf Securities.

The Company selected the OSC as its principal  regulator in respect of the Canadian Preliminary Base Prospectus, Initial Canadian Final Base Prospectus, Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus, and the Amended and Restated Final Canadian Final Base Shelf Prospectus, and the OSC has issued a receipt (a “Receipt”) in accordance with Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202” and, together with MI 11-102, the “Passport System”) on behalf of itself and the other applicable Canadian Securities Commissions the Amended and Restated Final Canadian Final Base Shelf Prospectus. The term “Canadian Base Prospectus” means the Amended and Restated Final Canadian Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with Canadian Securities Laws, including the Shelf Procedures.  The term “Canadian Securities Laws” means the securities laws in each of the provinces in Canada, emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and multilateral instruments, policy statements, notices, blanket rulings and blanket orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions.

The Company has also prepared and filed with the Canadian Securities Commissions, in accordance with the Shelf Procedures on January 26, 2017, a preliminary prospectus supplement to the Amended and Restated Final Canadian Final Base Shelf Prospectus in the English and French languages, relating to the Shares, which excluded certain pricing information (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Preliminary Prospectus”). In addition, the Company shall prepare and file with the Canadian Securities Commissions in accordance with Section 5(g) hereof a (final) prospectus supplement to the Amended and Restated Final Canadian Final Base Shelf Prospectus in the English and French languages relating to the Shares, which shall include the pricing information omitted from the Canadian Preliminary Prospectus (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Final Prospectus”). The U.S. Final Prospectus and the Canadian Final Prospectus are referred to collectively, as the “Prospectus.”

For purposes of this Agreement, (i) the term “Preliminary Prospectus Supplement” means any preliminary prospectus supplement to the U.S. Base Prospectus or the Canadian Base Prospectus; (ii) the term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the U.S. Securities Act; (iii) the terms “Registration Statement,” “U.S. Base Prospectus,” “U.S. Preliminary Prospectus,” “U.S. Final Prospectus,” “Canadian Preliminary Prospectus,” “Canadian Final Prospectus,” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof; (iv) the terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus or the U.S. Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein; (v) the term “free writing prospectus” has the meaning set forth in Rule 405 under the U.S. Securities Act; (vi) the term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the U.S. Securities Act that has been made available without restriction to any person; (vii) the term “Applicable Time” means 6:30 p.m. Eastern Time on January 30, 2017; and (viii) the term “Time of Sale Prospectus” means the U.S. Preliminary Prospectus dated January 26, 2017 and the Canadian Preliminary Prospectus, together with each free writing prospectus, if any, identified on Schedule II hereto.

For purposes of this Agreement, (a) all references to the Registration Statement, U.S. Base Prospectus, U.S. Preliminary Prospectus, U.S. Final Prospectus, and any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and (b) all references to the Canadian Preliminary Base Prospectus, Initial Canadian Final Base Prospectus, Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus, Canadian Base Prospectus, Canadian Preliminary Prospectus and the Canadian Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

The Company confirms as follows its agreements with the Representatives and the other Underwriters.

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, are threatened by the Commission.

(b)

(i)            the Company is eligible to use Form F-10 under the U.S. Securities Act, and the Shelf Procedures;

(ii)           no cease trade order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Final Prospectus or preventing the distribution of the Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Commissions;

(iii)          (A) the Registration Statement, when it became effective and at the time of execution of this Agreement, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Registration Statement complies, and as amended or supplemented, if applicable, will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the Commission thereunder;

(iv)          the Time of Sale Prospectus, at the Applicable Time did not, and at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they made, not misleading;

(v)           the U.S. Final Prospectus, as of the date it is filed with the Commission pursuant to General Instruction II.L of Form F-10, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading;

(vi)          the Canadian Preliminary Prospectus and the Canadian Final Prospectus comply in all material respects and, as amended or supplemented, if applicable, will comply in all material respects with the Shelf Procedures and all other applicable Canadian Securities Laws;

(vii)         each of the applicable Canadian Securities Commissions has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus, Initial Canadian Final Base Prospectus, Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus, and the Amended and Restated Final Canadian Final Base Shelf Prospectus;

(viii)        as of the Applicable Time, the Canadian Preliminary Prospectus is true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Company and the Shares, other than information relating to the offering price of the Shares and other information with respect to the terms of the offering of the Shares (which will be included in the Canadian Final Prospectus), as required by the Canadian Securities Laws;

(ix)          each broadly available road show and all marketing materials (as defined under Canadian Securities Laws), if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(x)           the Canadian Final Prospectus, as of its date and as of the Closing Date, and, if applicable, each Option Closing Date, will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

provided, however, that the representations and warranties set forth in this Section 1 do not apply to statements or omissions in the Registration Statement (or any amendment thereto), the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the Prospectus (or any supplement thereto) or any broadly available road show made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information set forth (i) on the cover page of the Time of Sale Prospectus and the Prospectus, (ii) under the captions “Price Stabilization, Short Positions” and “Electronic Distribution” of the “Plan of Distribution” section of the Time of Sale Prospectus and the Prospectus, and (iii) in the first and second sentences of the first paragraph under the caption “Discounts and Expenses” of the “Plan of Distribution” section of the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriters’ Disclosure”).

(c)           The Company (i) is a corporation incorporated, organized and existing under the federal Laws of Canada, (ii) has the corporate power and capacity to own or hold its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as applicable, of property requires such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.  For purposes of this Agreement, the term “Material Adverse Effect” means an effect that is materially adverse to the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries (as hereinafter defined), taken as a whole. No proceedings have been taken, instituted or are pending for the dissolution, winding up or liquidation of the Company or any of the Material Subsidiaries;

(d)           The Company does not have any direct or indirect subsidiary that is material to the Company (taken as a whole), other than Just Energy Corp., Just Energy Ontario L.P. (Ontario), Just Energy Alberta L.P. (Alberta), Just Green L.P. (Alberta), Just Energy Manitoba L.P. (Manitoba), Just Energy B.C. Limited Partnership (British Columbia), Just Energy Québec L.P. (Quebec), Just Energy Prairies L.P. (Manitoba), Just Energy Trading L.P. (Ontario), Hudson Energy Canada Corp. (Canada), Just Energy (U.S.) Corp.; Just Energy Illinois Corp.; Just Energy Indiana Corp.; Just Energy Massachusetts Corp.; Just Energy New York Corp.; Just Energy Texas I Corp.; Just Energy Texas LP (Texas); Just Energy Pennsylvania Corp.; Commerce Energy, Inc. (California); Just Energy Marketing Corp.; Just Energy Michigan Corp.; Hudson Energy Services LLC (New Jersey); Just Energy Limited; Fulcrum Retail Energy LLC d/b/a Amigo Energy (Texas); Tara Energy, LLC (Texas); Just Solar Holdings Corp, Hudson Energy Supply UK Limited, and Just Insurance Limited (collectively, the “Material Subsidiaries”). Each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly created, incorporated or amalgamated and is validly existing under the laws of the jurisdiction under which it has been created, incorporated or amalgamated,  and has all requisite power and capacity to own, lease and operate its properties and assets and to carry on its business as presently conducted and described in the Prospectus; and is duly qualified to do business and is in good standing or equivalent status in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in the Prospectus, or other than security interests in favor of the Collateral Agent (as defined in the seventh amended and restated loan agreement dated December 30, 2016 among, Just Energy Ontario L.P., Just Energy (U.S.) Corp., Canadian Imperial Bank of Commerce, National Bank of Canada and Canadian Imperial Bank of Commerce (the “Credit Agreement”)) under the Security (as defined in the Credit Agreement) and any “Permitted Encumbrances” under the Credit Agreement, the pledge of shares of Hudson Energy Supply UK Limited to Shell Energy Europe Limited and the warrants to subscribe for shares in the capital of Hudson Energy Supply UK Limited held by Shell Energy Europe Limited, (i) the Company is the beneficial owner, directly or indirectly, of all of the outstanding shares or other equity interests of the Material Subsidiaries with good title thereto free and clear of any and all encumbrances; and (ii) there are no options, warrants or privileges (whether present or future, contingent or absolute, pre-emptive or contractual) or any other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by any of the Material Subsidiaries of any securities of the Material Subsidiaries or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities or interests of the Material Subsidiaries.  All of the issued and outstanding capital stock (or other ownership interest) of each Material Subsidiary has been duly and validly authorized and issued, is fully paid and nonassessable;

(e)           As of the date of this Agreement, the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and conforms in all material respects to the descriptions thereof contained in the Prospectus; and except as set out in this Agreement or as disclosed in the Time of Sale Prospectus and the Prospectus, none of the issued and outstanding share capital of the Company is subject to any preemptive or similar rights;

(f)            As of the Closing Time, the Shares will be duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Prospectus.  As of the Closing Time, the common shares of the Company (“Common Shares”) issuable upon conversion of the Shares in accordance with the terms of the Series A Preferred Shares (“Underlying Shares”) will have been duly and validly authorized and reserved for issuance, and when issued and delivered in accordance with the terms of the Series A Preferred Shares, will be duly and validly issued and fully paid and non-assessable.  All actions required to be taken by or on behalf of the Company, including the passing of all requisite resolutions of the board of directors, shall have occurred as of the Closing Time so as to validly authorize the issue, sale and distribution of the Shares and the Underlying Shares; and the issuance of such Shares and the Underlying Shares is not subject to any preemptive or similar rights;

(g)           All necessary action has been taken by the Company to authorize the execution and delivery by the Company of this Agreement, and, except for the creation of the Series A Preferred Shares, which will be completed by the Company before the Closing, the performance by the Company of its obligations hereunder, and this Agreement has been duly executed and delivered and constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court);

(h)           Except for the consent of the lenders, if required, under the Credit Agreement to use the proceeds of the offering of the Shares to repay certain indebtedness of the Company, the issue and sale of the Shares, the issue of the Underlying Shares, the execution of this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares (or the issue of the Underlying Shares) or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the U.S. Securities Act or the Exchange Act, applicable securities exchange or automated quotation systems, or the blue sky laws of any relevant jurisdictions or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the issue and sale of the Shares (or the issue of the Underlying Shares) by the Company, (ii) as will have been obtained or made on or prior to the Closing Date, or (iii) as may be required with respect to the filing of the Time of Sale Prospectus or the Prospectus and (iv) where the failure to obtain such consents, approvals, authorizations, orders, registrations, or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Shares (or issue the Underlying Shares) or to consummate the transactions contemplated by this Agreement; and there is no legal or governmental action, proceeding or investigation pending or, to the knowledge of the Company, threatened, which would question the validity of the creation, issuance, sale or other distribution of the Shares (or the Underlying Shares) or the validity of any action taken or to be taken by the Company in connection with this Agreement;

(i)            The consolidated financial statements of the Company, including balance sheets and consolidated statements of earnings, shareholders’ equity and cash flows, and the notes thereto, incorporated by reference in the Registration Statement and Prospectus are complete and correct in all material respects and present fairly the consolidated financial position of the Company as at the dates and for the periods indicated, and have been prepared in accordance with Canadian generally accepted accounting principles consistently applied (except as disclosed therein) and applicable Canadian Securities Laws.  The non-International Financial Reporting Standards financial information set forth in the documents incorporated by reference, in so far as it relates to the Company, is correct in all material respects as of the date of such information;

(j)            Ernst & Young LLP and each other accounting firm that has provided an audit report on certain financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public accountants with respect to the Company, as required by the U.S. Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102 — Continuous  Disclosure  Obligations adopted by the Canadian Securities Administrators (“NI 51-102”)) with such  firms. There has not been any disagreement (within the meaning of NI 51-102) with Ernst & Young LLP with respect to audits of the Company;

(k)           Except as disclosed in the Prospectus; (i) neither the Company nor any Material Subsidiary has sustained, since the date of the latest audited financial statements included in the Time of Sale Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, (ii) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (1) there has not been any material change in the capital stock or long-term debt of the Company or any of the Material Subsidiaries, (2) there has not been any Material Adverse Effect, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Material Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Material Subsidiaries, considered as one enterprise or (4) except for the quarterly dividend on the

Common Shares paid to shareholders on December 31, 2016, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(l)            Neither the Company nor any of the Material Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other constating documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Material Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(m)          Except (i) as disclosed in the Prospectus, (ii) the security interests in favor of the Collateral Agent under the Security, (iii) any “Permitted Encumbrances” under the Credit Agreement, (iv) the pledge of shares of Hudson Energy Supply UK Limited to Shell Energy Europe Limited, (v) the warrants to subscribe for shares in the capital of Hudson Energy Supply UK Limited held by Shell Energy Europe Limited, (vi) the security interests in favor of Shell Energy Europe Limited over the assets of Hudson Energy Supply UK Limited, or (vii) as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or the Prospectus; (ii) any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases; and (iii) the Company and the Subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to as owned by them in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(n)           Except as disclosed or incorporated by reference into the Time of Sale Prospectus or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or such Subsidiary, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, Prospectus, and the Time of Sale Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o)           The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where such failure to receive any required Permits, such failure to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any Material Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits or a notice of non-compliance in respect of such Permits, except for any notice, revocation or modification which would not reasonably be expected to result in a Material Adverse Effect;

(p)           Except as disclosed or incorporated by reference into the Time of Sale Prospectus or the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(q)           Except as disclosed or incorporated by reference into the Registration Statement, the Time of Sale Prospectus or the Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, there is currently no labor disruption with respect to the employees or independent contractors of the Company or any of its Subsidiaries, or to the knowledge of the Company is imminent;

(r)            The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business as now conducted at a cost that would not reasonably be expected to result in a Material Adverse Effect;

(s)            The Company and each of its Material Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Material Subsidiaries.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; and (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain accountability for assets;

(t)            Since the date of the latest audited financial statements included in the Time of Sale Prospectus,  (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Material Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Material Subsidiaries, and (ii) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)           The Company maintains disclosure controls and procedures (as such term is defined National Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings) that comply with the requirements of Canadian Securities Laws; such disclosure controls and procedures are effective;

(v)           Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, all United States federal income tax returns, Canadian federal income tax returns and Canadian provincial income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, provincial, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined; there are no audits known by the Company’s management to be pending of the tax returns of the Company or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no outstanding claims which have been or, to the knowledge of the Company, may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would reasonably be expected to result in a Material Adverse Effect; no domestic or foreign taxation authority has asserted or, to the Company’s knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or any of the Subsidiaries (including, without limitation, any predecessor companies) filed for any year which would reasonably be expected to result in a Material Adverse Effect;

(w)          There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(x)           (i) Neither the Company nor any of the Material Subsidiaries has been in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the premises that are material to the Company and the Subsidiaries, taken as a whole, and which the Company or any of the Subsidiaries occupies as tenant (“Leased Premises”), any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (including, without limitation, the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances) (collectively “Environmental Laws”) which would reasonably be expected to result in a Material Adverse Effect; (ii) without limiting the generality of (i) above, the Company and each of the Subsidiaries, to the knowledge of the Company: (A) has operated the Leased Premises and those other properties owned, leased or managed by it; and (B) has received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic materials, controlled or dangerous substances or wastes, in compliance with all applicable Environmental Laws other than where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; (iii) there are no orders, rulings or directives issued, pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Company or any of the Subsidiaries (including the Leased Premises) which would reasonably be expected to result in a Material Adverse Effect; and (iv) no notice with respect to any of the matters referred to in (i), (ii) or (iii) above, including any alleged violations by the Company or any of the Subsidiaries with respect thereto has been received by the Company or any Subsidiary and no writ, injunction, order or judgment is outstanding, and no legal proceeding under or pursuant to any Environmental Laws or relating to the ownership, use, maintenance or operation of the property and assets of the Company or any of the Subsidiaries (including the Leased Premises) is commenced, in progress or awaiting decision or to the knowledge of the Company threatened, which would reasonably be expected to result in a Material Adverse Effect; to the knowledge of the Company, there are no grounds on which any such legal proceeding might be commenced with any reasonable likelihood of success which would reasonably be expected to result in a Material Adverse Effect;

(y)           Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (the “Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Canadian Securities Laws and the U.S. Securities Act;

(z)           Neither the Company nor any of its Subsidiaries, or, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder), or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(aa)         There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, with which any of them is required to comply, including Section 402 related to loans;

(bb)         Except as disclosed or incorporated by reference into the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the U.S. Securities Act or a prospectus under Canadian Securities Laws, as applicable, with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or qualified pursuant to the Canadian Final Prospectus;

(cc)         The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Time of Sale Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(dd)         The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Time of Sale Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus and any marketing materials (as defined under Canadian Securities Laws); and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(ee)         Any statistical and market and industry-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus is based on or derived from sources which the Company believes to be reliable and accurate and all such data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus accurately reflects the materials upon which it is based of from which it was derived;

(ff)          The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, without limitation, the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)         (i)            Neither of the Company nor any of the Subsidiaries (collectively, the “Entity”), nor to the knowledge of the Entity, any director, executive officer, employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or is owned or controlled by a person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria), except to the extent permitted by OFAC.

(ii)           The Entity will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A)          for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by OFAC; or

(B)          in any other manner that will result in a violation of Sanctions by any person solely as a result of the Company making such proceeds from the offering available to any such person.

(iii)          For the past five (5) years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh)         The Company is eligible under NI 44-101 to use the short form prospectus distribution system to distribute the Shares;

(ii)           The Company has a reasonable basis for disclosing all forward-looking information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(jj)           as of the date hereof, the following indebtedness of the Corporation is outstanding: (i) US$150 million principal amount of 6.5% senior unsecured convertible bonds issued on January 29, 2014 (the “Euro Bonds”) (which bonds are convertible into approximately 15,997,952 Common Shares), (ii) $100 million of 5.75% convertible extendible unsecured subordinated debentures issued on September 22, 2011 (which debentures are convertible into approximately 5,602,240 Common Shares), (iii) $94,652,000 of 6.0% convertible extendible unsecured subordinated debentures issued on May 5, 2010 (which debentures are convertible into approximately 5,258,444 Common Shares), (iv) $160 million of 6.75% convertible unsecured senior subordinated debentures issued on October 5, 2016 (which debentures are convertible into approximately 17,204,304 Common Shares), and (v) as at January 13, 2017, $22.5 million was outstanding under the Credit Agreement;

(kk)         Computershare Trust Company of Canada, at its principal office in Toronto, has been duly appointed as the registrar and transfer agent in respect of the Common Shares of the Company;

(ll)           Computershare Trust Company of Canada, at its principal office in Toronto, has been or will on or prior to the Closing Date be duly appointed as the registrar and transfer agent in respect of the Shares;

(mm)      Each of the issued and outstanding Common Shares are listed and posted for trading solely on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (“NYSE”);

(nn)         As at the Closing Time, the Shares and the Underlying Shares will be conditionally approved for listing on the TSX subject to satisfaction of the usual conditions imposed by the TSX;

(oo)         No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Shares or any other security of the Company has been issued or made by any Canadian Securities Commission, the Commission or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge the Company, contemplated or threatened by any such authority;

(pp)         Except as set out in this Agreement or as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as otherwise granted under the Company’s equity incentive plans in the ordinary course of business, no person has any agreement, option, right or privilege (whether present or future, contingent or absolute, pre-emptive or contractual) or any right capable of becoming an agreement, option, right or privilege, for the issue of any unissued Common Shares, any other securities convertible into or exchangeable for any Common Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares;

(qq)         Neither the Company nor any of the Subsidiaries are prohibited, restricted or impeded, directly or indirectly, from declaring or paying any dividends, from making any other distribution on their capital stock or other securities, from paying any interest or repaying any loans, advances or other indebtedness of the Company or any of the Subsidiaries, except as otherwise described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as provided under applicable law or as restricted by the Credit Agreement;  dividends payable on the Series A Preferred Shares are Permitted Distributions (as such term is defined in the Credit Agreement) under the Credit Agreement;

(rr)           The Company is a reporting issuer, or the equivalent thereof, under the Canadian Securities Laws of all provinces and territories of Canada where such concept exists; the Company is not currently in default in any material respect of any requirement of the Canadian Securities Laws and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Securities Commissions; in particular, without limiting the generality of the foregoing, the Company is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and, except for any material change report the Company may file in connection with the offering of the Shares, there is no material change relating to the Company that has occurred and with respect to which the requisite material change report has not been filed;

(ss)          No agreement is in force or effect which in any manner affects the voting or control of any of the Common Shares or any of the securities of the Company’s Material Subsidiaries, except as set forth in the Registration Statement, the Time of Sales Prospectus or the Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect,;

(tt)           Subject to the qualifications described in the Canadian Final Prospectus, the Shares will be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, registered disability savings plans and tax-free savings accounts (collectively, “Plans”) under the Income Tax Act (Canada);

(uu)         Subject to the qualification noted at the end of this Section 1(uu), the minute books and records of the Company that the Company has made available to the Underwriters in connection with their due diligence investigation for the periods from their respective dates of incorporation to the date of examination thereof, are all of the minute books and records of the Company, and contain copies, or draft copies, of all proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company, as the case may be; there have been no other meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Company, as the case may be, to the date of review of such records and minute books not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or their counsel or which are not material in the context of the Company; the share or unit registries of the Canadian Material Subsidiaries made available to the Underwriters in connection with their due diligence investigation are true and correct and represent all the shareholdings or unitholding, as applicable, of such Subsidiaries;

(vv)         Except as provided herein or disclosed in the Time of Sale Prospectus or the Prospectus, there is no person, acting for the Company or any of the Material Subsidiaries that is entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder; and

(ww)       Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, to the knowledge of the Company, none of the directors, officers or employees of the Company or any of the Material Subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Company or the Material Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company and the Material Subsidiaries, taken as a whole;

(xx)         with respect to each of the Leased Premises, the Company or any of the Material Subsidiaries, as applicable, occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company or the Material Subsidiaries occupies the Leased Premises is in good standing and in full force and effect; the performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases, except as would not reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of US$24.2125  (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase, at their election, the Option Shares, at the Purchase Price.  The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. For purposes of this Agreement, “business day” shall mean any day on which the TSX, NYSE or commercial banks in the City of New York or the City of Toronto are open for business.

3.             It is understood that the Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.             The Company will deliver the Firm Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”), unless otherwise directed by the Representatives, for the accounts of the Underwriters, against payment therefor in Federal or other same day funds immediately available in the City of Toronto, Province of Ontario, Canada by a wire transfer to a bank account reasonably acceptable to the Company and the Representatives at 10:00 A.M., New York time (the “Closing Time”), on February 7, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company shall agree to in writing, such time being herein referred to as the “Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above.  The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC, unless otherwise directed by the Representatives, for the accounts of the Underwriters, against payment of the purchase price therefor in Federal or other same day funds immediately available in the City of Toronto, Province of Ontario, Canada by a wire transfer to a bank account reasonably acceptable to the Company and the Representatives at 10:00 A.M., New York time on the applicable Option Closing Date.

The Firm Shares and Option Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Option Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the Underwriters, against payment of the Purchase Price therefor.

5.             The Company covenants and agrees with each of the Underwriters as follows:

(a)           The Company, subject to Section 5(b), will notify the Representatives immediately, and confirm the notice in writing, until completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus, (i) when any post-effective amendment to the Canadian Final Prospectus shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the OSC, (ii) of the receipt of any comments from the OSC, (iii) of any request by the OSC for any amendment to the Canadian Final Prospectus or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the OSC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to General Instruction II.L of Form F-10 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing pursuant thereto was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)           Until completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement, or with respect to any amendment, supplement or revision to the Time of Sale Prospectus or Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offering and sale under the securities or “blue sky” laws of such U.S. states and other jurisdictions as the Representatives may reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d)           The Company will deliver or make available to the Representatives and to counsel for the Underwriters, upon request and without charge, three (3) signed copies of the Canadian Final Prospectus, the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein), and to each other Underwriter a copy of the Canadian Final Prospectus and the Registration Statement (each without exhibits thereto).

(e)           The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the U.S. Securities Act and Canadian Securities Laws.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under Canadian Securities Laws, the U.S. Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the U.S. Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed on SEDAR or with the Commission pursuant to EDGAR, as applicable, and except to the extent permitted by Regulation S-T.

(f)            The Company will comply with Canadian Securities Laws, the U.S. Securities Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.  If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the U.S. Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the U.S. Securities Act), as applicable, and the rules and regulations promulgated thereunder, or the Canadian Securities Laws, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the U.S. Securities Act) is delivered to a purchaser, or if, it shall be necessary, in the opinion of either such counsel to amend the Registration Statement or amend or supplement the Prospectus in order to comply with applicable laws, the Company will promptly prepare and file with the Commission and the Canadian Securities Commissions, as applicable, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request.  The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g)           The Company will prepare the Canadian Final Prospectus in accordance with the Shelf Procedures in a form approved by the Underwriters acting reasonably, and will file the Canadian Final Prospectus with the OSC as soon as possible but not later than 12:00 p.m. Eastern Time on the business day next succeeding the date of this Agreement.

(h)           The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus under the heading “Use of Proceeds”.

(i)            The Company will use its reasonable best efforts to cause the Shares to be listed on the NYSE within thirty (30) days of the Closing Date.

(j)            The Company will use its commercially reasonable efforts to effect and maintain the listing of the Series A Preferred Shares (including the Shares) on the NYSE and the TSX.

(k)           During a period beginning on the date here and ending thirty (30) days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, file to sell (including with any Canadian Securities Commission), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Series A Preferred Shares or any securities convertible into or exercisable or exchangeable for the Series A Preferred Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Series A Preferred Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Shares or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire Series A Preferred Shares granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Registration Statement or the Prospectus, as such plans may be amended, (3) the issuance of Series A Preferred Shares upon the exercise of any such options, or (4) the issuance of up to 400,000 Series A Preferred Shares on a non-brokered private placement basis to one or more insiders of the Company (the “Private Placement”).

(l)            During the period when the Prospectus is required to be delivered in connection with sales of the Shares under the U.S. Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the U.S. Securities Act), the Company will file with the Commission such information on Form 6-K as may be required under the U.S. Securities Act.

(m)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the U.S. Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(n)           The Company will prepare a final term sheet containing a description of the Shares in the form set forth in Exhibit A hereto and will file such term sheet pursuant to Rule 433(d) under the U.S. Securities Act within the time required by such rule (the “Final Term Sheet”);

(o)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus through the completion of distribution of the Shares, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(p)           The Company will fulfill to the satisfaction of the Underwriters, acting reasonably, all legal requirements to be fulfilled by it to enable the Shares to be offered for sale and sold to the public in Canada by or through the Selling Firms (as hereinafter defined) who comply with all applicable Canadian Securities Laws in each of the provinces of Canada.

(q)           The Company will fulfill all legal requirements to permit the distribution of the Shares in each of the provinces of Canada as soon as possible but in any event not later than the Closing Date; such fulfillment shall include, without limiting the generality of the foregoing, reasonable commercial efforts to file the Canadian Final Prospectus (with such changes from the Canadian Preliminary Prospectus as the Company and the Underwriters may approve, such approval to be evidenced by the signing of the Canadian Final Prospectus by the Company and the Underwriters who are legally able to sign a prospectus under Canadian Securities Laws) in each of the provinces of Canada with the Canadian Securities Commissions under the Canadian Securities Laws; and the Company shall elect to use and shall comply in all respects with the procedures provided for under National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions among the securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada (the “Passport Procedures”).

(r)            Until the distribution of the Shares has been completed, the Company will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Canadian Securities Laws to continue to qualify the distribution of the Shares.

(s)            The Company will cooperate with any reasonable due diligence review conducted by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Underwriters may reasonably request.

(t)            The Company will comply with the Securities Act (Ontario) and with the other comparable provisions of the Canadian Securities Laws, if any, in each of the provinces of Canada and, during the period commencing on the date of this Agreement and ending on the earlier of (i) the date on which the distribution of the Shares has been completed and (ii) thirty

(30) days after the Closing Date (the “period of distribution of the Shares”), will promptly inform the Underwriters in writing of the full particulars of:

i.                                          any material change (whether actual, anticipated, contemplated or threatened) in assets, liabilities (contingent or otherwise), financial condition, properties, business, affairs, operations, results of operations, income, cash flow or capital of the Company and the Material Subsidiaries, taken as a whole;

ii.                                       any occurrence of a material fact or the discovery of an existing material fact (as defined under applicable Canadian Securities Laws) which, in any such case, is, or may be, of such nature as to: (i) render the Canadian Preliminary Prospectus and the Canadian Final Prospectus untrue, false or misleading in a material respect; (ii) result in a misrepresentation contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus; or (iii) result in the Canadian Preliminary Prospectus and the Canadian Final Prospectus not complying with Canadian Securities Laws;

iii.                                    any change in any material fact contained in or referred to in any part of the Canadian Preliminary Prospectus and the Canadian Final Prospectus; or

iv.                                   any other event, state of facts or circumstance which is, or may be, or has occurred after the date of this Agreement, of such nature as to render the Canadian Preliminary Prospectus and the Canadian Final Prospectus untrue or misleading in any material respect or which would result in any misrepresentation in the Canadian Preliminary Prospectus and the Canadian Final Prospectus or which would reasonably be expected to have a significant effect on the market price or value of the Shares or Common Shares.

(u)           The Company will, to the satisfaction of the Underwriters and their legal counsel acting reasonably, promptly comply with all applicable filing and other requirements under the Canadian Securities Laws as a result of any change, fact, event or circumstance referred to in Section 5(t).

(v)           The Company will, in good faith, first discuss with the Underwriters any change in circumstances (actual or proposed within the Company’s knowledge) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to Section 5(t) and, in any event, prior to making any filing referred to in this Section 5(v). For greater certainty, it is understood and agreed that if the Underwriters determine during the period of distribution of the Shares, after consultation with the Company, acting reasonably, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus, or which may result in a misrepresentation, the Company will prepare and file promptly at the request of the Underwriters any amendment to the Canadian Preliminary Prospectus and the Canadian Final Prospectus (an “Amendment”) which in their opinion, acting reasonably, may be necessary or advisable; and contemporaneously with filing any Amendment under the applicable Canadian Securities Laws, deliver to the Underwriters: (A) a copy of the Amendment, originally signed as required by the Canadian Securities Laws; (B) an originally signed copy of all documents relating to the proposed distribution of the Shares and filed with the Amendment under the applicable Canadian Securities Laws; and (C) such other documents as the Underwriters shall reasonably require.

(w)          During the period of distribution of the Shares, the Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of the full particulars of:

i.                                          any request of any Canadian Securities Commission, the Commission, the TSX or the NYSE for any supplementary or additional or ancillary material, information, evidence, returns, reports, applications, statements or documents or for any additional material information in connection with the sale of the Shares;

ii.                                       the issuance by any such Canadian Securities Commission, the Commission, the TSX or the NYSE of any cease trading or stop order relating to the Shares or any other securities of the Company or order preventing or suspending the use of the Registration Statement or Prospectus relating to the Shares or the qualification of the Shares for offering or sale, in the United States or Canada; and

iii.                                    the institution or to its knowledge threat of institution of any proceedings for that purpose or of the receipt by the Company of any material written communication from such Canadian Securities Commission, the Commission, the TSX or the NYSE relating to the Registration Statement or the Prospectus or the offering or sale of Shares.

(x)           During the period of distribution of the Shares, the Company will use all commercially reasonable efforts to prevent the issuance of any such cease trading or stop order or other order and, if issued, to obtain the withdrawal or lifting thereof as soon as possible.

(y)           If, during the distribution of the Shares, any marketing materials (as such term is defined under Canadian Securities Laws) are to be provided to investors in Canada, the Company and the Representatives, on behalf of the Underwriters, shall approve in writing, prior to the time such marketing materials are provided to potential investors in Canada, such marketing materials shall comply with Canadian Securities Laws. The Company shall file a template version of such marketing materials with the Canadian Securities Commissions as soon as reasonably practicable after such marketing materials are so approved in writing by the Company and the Representatives, on behalf of the Underwriters, and in any event on or before the day such marketing materials are first provided to any potential investor of Shares, and such filing shall constitute the Underwriters’ authority to use such marketing materials in connection with the Offering. Any comparables shall be redacted from the template version in accordance with NI 44-102 prior to filing such template version with the Canadian Securities Commissions and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Commissions by the Company.

(z)           If consummated, the Company will conduct the Private Placement in accordance with Canadian Securities Laws.

(aa)         The Company, and the Underwriters, on a several basis, covenant and agree:

i.                                          not to provide any potential investor of Shares in Canada with any marketing materials unless a template version of such marketing materials has been delivered and/or filed, as applicable, to the Company with the Canadian Securities Commissions on or before the day such marketing materials are first provided to any potential investor of Shares;

ii.                                       not to provide any potential investor with any materials or information in relation to the distribution of the Shares or the Company other than: (i) such marketing materials that have been approved and delivered and/or filed, as applicable, in accordance with Section 5(y); or (ii) the Canadian Preliminary Prospectus, the Canadian Final Prospectus or an Amendment (if applicable); and

iii.                                    that any marketing materials approved and delivered in accordance with Section 5(y) shall only be provided to potential investors in the provinces of Canada.

6.             Each Underwriter severally covenants with the Company that:

(a)           Without the prior consent of the Company and the Representatives, it has not made and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b)           The Underwriters will be permitted to appoint, at their sole cost and expense, other registered dealers or brokers as their agents to assist in the distribution of the Shares in the provinces of Canada (a “Selling Firm”). The Underwriters shall, and shall require any Selling Firm to, comply with Canadian Securities Laws in connection with the distribution of the Shares and offer the Shares for sale only in the provinces of Canada directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus and this

Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Shares will be offered for sale or sold in any province of Canada by any Canadian Underwriter (as defined below) or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province in a category that permits the trade. For the purposes of this Section 6, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the provinces of Canada. For the avoidance of doubt, each of the Representatives, BB&T Capital Markets, LLC, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co., Inc., Wunderlich Securities, Inc., Boenning & Scattergood, Inc., National Securities Corporation, and Northland Securities, Inc. (collectively, the “US Underwriters”), is not acting as an underwriter of the Shares in any province of Canada and no action on the part of US Underwriters in its capacity as an underwriter of the offering of Shares in the United States will create any impression or support any conclusion that the firm is acting as a Canadian Underwriter of the Shares in any province of Canada.

(c)           The obligations of the Underwriters under this Agreement are several and not joint and several, and no Underwriter will be liable for an act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

(d)           The Underwriters that are designated as “Canadian Underwriters” on Schedule I hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Shares as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces of Canada, including providing the Company within 30 days of the Closing Date notice of the total proceeds realized or number of Shares sold in each of the provinces of Canada and any other jurisdiction.

(e)           It represents and warrants to the Company that it reasonably expects, based on the composition of the underwriting syndicate set forth in Schedule I and the proposed allocation of the Firm Shares as among the Underwriters, that the Shares will be sold primarily in the United States.

7.             The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws and Canadian Securities Laws as provided in Section 5(c), including filing fees in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Series A Preferred Shares (including the Shares) on the NYSE and the TSX; (vi) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (vii) the cost and charges of any transfer agent or registrar; (viii) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; (ix) the reasonable fees and disbursements of counsel for the Underwriters in connection with the transaction contemplated hereunder; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Notwithstanding any of the foregoing to the contrary, the aggregate amount of expense reimbursement by the Company for the reasonable fees and disbursements of counsel for the Underwriters incurred in performance of clauses (iv), (vi) and (ix) shall not exceed US$250,000.

8.             The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The representations and warranties of the Company contained herein are true and correct in all material respects (except as such representations and warranties may be qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements, obligations and conditions in all material respects (except as such agreements, obligations and conditions may be qualified by materiality, which shall be complied with in all respects) on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(b)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the U.S. Securities Act.

(c)           (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any material change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d)           the Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives (acting reasonably), to the effect (1) set forth in Sections 8(a) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (3) no cease trade preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Final Prospectus or preventing the distribution of the Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Commissions;

(e)           On the Closing Date and each Option Closing Date, if any, Fasken Martineau DuMoulin LLP, outside counsel for the Company, shall have furnished to the Representatives their favorable written opinion as to the matters set forth in Schedule III, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters.

(f)            On the Closing Date and each Option Closing Date, if any, Andrews Kurth Kenyon LLP, outside U.S. counsel for the Company, shall have furnished to the Representatives their favorable written opinion, including negative assurances, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters.

(g)           On the date hereof, the Company shall have furnished to the Underwriters a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)           On the Closing Date and each Option Closing Date, if any, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(i)            On the Closing Date and each Option Closing Date, if any, Duane Morris LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, in a form reasonably satisfactory to the Underwriters.

(j)            The Underwriters shall have received opinions of Fasken Martineau DuMoulin LLP, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Final Prospectus, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel to the effect that the French language version of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (excluding Exhibits to documents incorporated by reference not required to be translated), except for portions thereof (including documents incorporated by reference) translated into the French language by Ernst & Young LLP (collectively, the “Financial Information”) as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.

(k)           The Underwriters shall have received opinions of Ernst & Young LLP, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Final Prospectus, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel to the effect that the French language version of the Company’s Financial Information translated by Ernst & Young LLP (excluding Exhibits to documents incorporated by reference not required to be translated), contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus includes the same information and, in all material respects, carries the same meaning as the English language version thereof.

(l)            The Shares to be delivered on the Closing Date or Option Closing Date, if any, and the Underlying Shares shall have been conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(m)          FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(n)           On or prior to the Closing Date and each Option Closing Date, if any, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(o)           The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of an executive officer of the Company, satisfactory to the Underwriters, with respect to the following matters:

i.                                          the constating documents of the Company attached to the certificate are full, true and correct copies, unamended, and in effect on the date thereof;

ii.                                       the minutes or other records of various proceedings and actions of the Company’s board of directors or other body or bodies attached to the certificate relating to the matters contemplated by this Agreement are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof; and

iii.                                    the incumbency and signatures of signing officers of or on behalf of the Company;

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9.             (a)           The Company agrees to indemnify and hold harmless each Underwriter, each of its directors, officers, and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20(a) of the Exchange Act, against any and all losses (other than loss of profits), liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable and documented attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the U.S. Securities Act, the Exchange Act, Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, are based upon or are caused or incurred, whether directly or indirectly, by reason of any (i) untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” that the Company has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act (collectively, the “Offering Documents”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus, in the light of the circumstances under which they were made, not misleading or (iii) any “misrepresentation” or alleged “misrepresentation” as defined under Canadian Securities Laws in the Canadian Preliminary Prospectus or the Canadian Final Prospectus; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation made in the

Offering Documents in reliance upon and in strict conformity with the Underwriters’ Disclosures.

(b)           Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed any of the Offering Documents, and each other person, if any, who controls the Company within the meaning of Section 15 of the U.S. Securities Act or Section 20(a) of the Exchange Act, against any losses (other than loss of profits), liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable and documented attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the U.S. Securities Act, the Exchange Act, Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon or are caused or incurred, whether directly or indirectly, by reason of any (i) untrue statement or alleged untrue statement of a material fact contained in any Offering Documents, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus, in the light of the circumstances under which they were made, not misleading or (iii) any “misrepresentation” or alleged “misrepresentation” as defined under Canadian Securities Laws in the Canadian Preliminary Prospectus or the Canadian Final Prospectus, in each case, to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation made therein in reliance upon and in strict conformity with the Underwriters’ Disclosures.

(c)           Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, based on the legal opinion of external legal counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable and documented fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representatives.  No indemnifying party or indemnified party shall, without the written consent of the indemnified party (in the case of the indemnifying party) or the indemnifying party (in the case of the indemnified party), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party or indemnifying party, as applicable, is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (in the case of the indemnifying party) or the indemnifying party (in the case of the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or indemnifying party, as applicable.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just or equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).  Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            Notwithstanding the foregoing, the Underwriters shall not be entitled to the rights of indemnity and contribution in connection with any losses, liabilities, claims, damages or expenses (or actions in respect thereof), if the Company has complied with the provisions of Sections 5(u) and 5(v) of this Agreement and, if applicable Section 5(w) of this Agreement, and the person asserting such claim or action for which indemnity would otherwise be available was not delivered a copy of the Preliminary Prospectus, Time of Sale Prospectus or Prospectus, as applicable, or was not provided with a copy of any amendment thereto which corrects any misrepresentation contained in the Prospectus which is the basis for such claim or action and which Prospectus or amendment thereto is required under the Exchange Act, applicable Canadian Securities Laws or this Agreement to be delivered to such person by the Underwriters or members of any Selling Firm.

10.          If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives the Company  for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.          Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by written notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the TSX or the NYSE, shall have been suspended or materially limited, (b) trading of any securities of or guaranteed by the Company or any Material Subsidiary shall have been suspended on the TSX or the NYSE, (c) a general moratorium on commercial banking activities in Ontario, Canada, or New York shall have been declared by Federal, Canadian, New York State, or Canadian provincial authorities, (d) there shall occur or have been announced any change or proposed change in the federal income tax laws of Canada or the United States, the regulations thereunder, current administrative decisions or practices or court decisions, any other applicable rules or the interpretation or administration thereof which, in any such case, in the Representative’s reasonable opinion, could be expected to have a significant adverse effect on the market price or value of the Shares, or (e) there has occurred any material adverse change in the financial markets in the United States, Canada or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12.          The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.  If this Agreement is terminated pursuant to Section 8 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13, 16, and 17 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Sections 5, 6 and 7 shall also remain in effect.  If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of its counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares subject to the maximum amount set forth in Section 7.

13.          National Bank Financial Inc. or affiliates thereof owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

14.          This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15.          All notices and other communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the parties as follows.  If to the Underwriters, to: Stifel, Nicolaus & Company, Incorporated, Attention: Michael Gilbert, One South Street, Baltimore, Maryland 21202; FBR Capital Markets & Co., Attention: Legal Department, 1300 North 17th Street, Suite 1400, Arlington, VA 22209; National Bank Financial Inc., 130 King Street West, Suite 3200, Toronto, Ontario M5X 1J9, (fax no.: 416-869-7504); Attention:  Brad Spruin.  If to the Company, to: Just Energy Group, Inc., First Canadian Place, 100 King Street West, Suite 2630, Toronto, Ontario, Canada, M5X 1E1, Attention: General Counsel and by electronic mail (which shall not constitute effective notice under this Agreement) to legal@justenergy.com.

16.          This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18.          The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

19.          The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (iii) other than the structuring fee received by FBR as described in the Prospectus, no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20.          The Underwriters acknowledge and agree that the Underwriters and counsel for the Underwriters who are non-residents of Canada for purposes of the Income Tax Act (Canada) have not rendered any services in Canada in respect of any transaction contemplated hereby, or any other matter contemplated hereby.

21.          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder and the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

22.          The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

23.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

25.          THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

JUST ENERGY GROUP INC.

By:	/s/ Patrick McCullough
Name: Patrick McCullough
Title: Chief Financial Officer

Just Energy Group Inc. Underwriting Agreement

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

FBR CAPITAL MARKETS & CO.

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Parker Weil
Name: Parker Weil
Title: Managing Director

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Capital Markets

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	1,360,000
FBR Capital Markets & Co.	700,000
National Bank Financial Inc.[1]	700,000
BB&T Capital Markets, a division of BB&T Securities, LLC	200,000
Canaccord Genuity Corp.[2]	200,000
Janney Montgomery Scott LLC	200,000
Ladenburg, Thalmann & Co., Inc.	200,000
Wunderlich Securities, Inc.	200,000
Boenning & Scattergood, Inc.	80,000
National Securities Corporation	80,000
Northland Securities, Inc.	80,000
Total:	4,000,000

1  Canadian Underwriter.

2  Canadian Underwriter.

SCHEDULE II

1.              Final Term Sheet of Just Energy Group Inc. dated January 30, 2017 and attached to the Agreement as Exhibit A.

SCHEDULE III

FORM OF OPINION

1.                                      The Company has been amalgamated under the Canada Business Corporations Act (the “CBCA”) and exists under the CBCA.

2.                                      The Company has the requisite corporate power and capacity under the CBCA and its articles and by-laws to conduct its business as described in the Canadian Final Prospectus.

3.                                      The Company has the requisite corporate power and capacity under the CBCA and its articles and by-laws to execute and deliver the Underwriting Agreement (the “Agreement”) and to perform its obligations under the Agreement.

4.                                      The authorized capital of the Company consists of an unlimited number of Common Shares and 50,000,000 preferred shares, of which as at <@>, 2017 an aggregate of <@> Common Shares and no preferred shares in the capital of the Company are issued and outstanding.

5.                                      Computershare Investor Services Inc. has been duly appointed as the transfer agent and registrar for the Series A Preferred Shares and the Common Shares.

6.                                      The Company (i) is a “reporting issuer” in each of the applicable Provinces, and (ii) other than with respect to British Columbia, as to which no opinion is expressed, is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Commissions.

7.                                      The execution and delivery of the Agreement and the performance by the Company of its obligations under the Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly executed and delivered by the Company.

8.                                      The execution and delivery of the Agreement by the Company and the performance of the terms thereof by the Company, the issue, sale and delivery of the Shares to the Underwriters as contemplated in the Agreement and the issue of the Underlying Shares upon conversion of the Shares in accordance with the terms of the Shares do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, result in a breach of, or default under, (i) the articles or the by-laws of the Company; (ii) any statute or regulation of general application under Ontario law that is binding on the Company; or (iii) the Credit Agreement.

9.                                      All necessary corporate action has been taken by the Company to authorize the execution of each of the Canadian Base Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing of each of the Canadian Base Prospectus, the Preliminary Prospectus and the Prospectus with the applicable Canadian Securities Commission under Canadian Securities Laws.

10.                               The Firm Shares have been validly issued as fully paid and non-assessable Series A Cumulative Redeemable Perpetual Preferred Shares in the capital of the Company, and upon the due exercise of the over-allotment option in accordance with the terms of the Agreement and upon receipt of the aggregate purchase price as consideration therefor in accordance with the Agreement, the Option Shares will have been validly issued as fully paid and non-assessable Series A Cumulative Redeemable Perpetual Preferred Shares in the capital of the Company.

11.                               The grant of the over-allotment option and the issue and sale of the Option Shares upon the due exercise of the over-allotment option have been authorized by all necessary corporate action on the part of the Company.

12.                               The Underlying Shares, when issued and delivered upon due conversion of the Shares in accordance with the terms of the Shares, will be validly issued as fully paid and non-assessable Common Shares.

13.                               The attributes of the Series A Preferred Shares and the Common Shares are consistent in all material respects with the descriptions thereof contained under the headings “Description of the Series A Preferred Shares” and “Description of the Common Shares” in the Canadian Final Prospectus.

14.                               The Shares and the Underlying Shares have been conditionally approved for listing on the TSX, subject to the Company fulfilling the requirements of the TSX, including those set forth in the TSX Letter.

15.                               All necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled, by the Company under the Canadian Securities Laws of each of the applicable Provinces to qualify the distribution of the Shares in each of the applicable Provinces through dealers who are duly and properly registered in the appropriate category of registration under the Canadian Securities Laws and who have complied with the relevant provisions of such applicable laws and the terms of such registration.

16.                               The issue by the Company of the Underlying Shares in the applicable Provinces upon the conversion of the Shares in accordance with the terms of the Shares will not be subject to the prospectus requirements of the Canadian Securities Laws and no document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent or authorization of any of the Canadian Securities Commissions will be required to be obtained by the Company under Canadian Securities Laws in connection therewith.

17.                               The first trade in any of the applicable Provinces of the Underlying Shares issuable by the Company upon the conversion of the Shares in accordance with the terms of the Shares, by a holder of the Shares through dealers duly and properly registered under the Canadian Securities Laws who are in compliance therewith and who are registered in a category permitting them to trade such securities or in circumstances in which there is an exemption from the registration requirements of such Canadian Securities Laws, will not be subject to the prospectus requirements of the Canadian Securities Laws and no other document is required to be filed, no proceedings are required to be taken and no approval, permit, consent or authorization of any of the Canadian securities regulatory authorities of any of the applicable Provinces will be required to be obtained by the Company under the Canadian Securities Laws in connection therewith, provided that:

(a)                                 such first trade is not a “control distribution” as that term is defined in National Instrument 45-102 — Resale of Securities;

(b)                                 the Company is a “reporting issuer” (as defined under the applicable Canadian Securities Laws) at the time of such first trade; and

(c)                                  such trade is not a transaction or series of transactions involving purchases and sales or repurchases and resales in the course of or incidental to a “distribution” (as defined under the applicable Canadian Securities Laws).

18.                               The statements under the headings “Eligibility for Investment” and “Material Tax Considerations - Certain Canadian Federal Income Tax Considerations” in the Canadian Final Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are, in all material respects, fair and adequate summaries of such legal matters, documents and proceedings subject to the qualifications, assumptions, limitations and understandings set out under each heading.

EXHIBIT A

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement File No. 333-208289

January 30, 2017

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authority in each of the provinces of Canada. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the final prospectus supplement dated the date hereof.

PRICING TERM SHEET

JUST ENERGY GROUP INC.

4,000,000 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares

Issuer:	Just Energy Group Inc. (the “Corporation”).

Securities Offered:	8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”).

Number of Shares:	4,000,000 Series A Preferred Shares.

Number of Option Shares:	600,000 Series A Preferred Shares.

Public Offering Price:	US$25.00 per Series A Preferred Share; US$100,000,000.00 total (assuming no exercise of the underwriters’ option to purchase additional Series A Preferred Shares).

Underwriting Discount:	US$0.7875 per Series A Preferred Share; US$3,150,000.00 total (assuming no exercise of the underwriters’ option to purchase additional Series A Preferred Shares).

Maturity Date:	Perpetual (unless redeemed by the Corporation on or after March 31, 2022).

Ratings:	The Series A Preferred Shares will not be rated.

Trade Date:	January 31, 2017.

Settlement Date:	February 7, 2017 (T+5).

Liquidation Preference:	US$25.00 per Series A Preferred Share, plus accumulated and unpaid dividends.

Dividend Rate:

During each dividend period from, and including, the date of original issuance to, but not including, March 31, 2022, dividends on the Series A Preferred Shares will accrue at the rate of 8.50% per annum of the US$25.00 liquidation preference per Series A Preferred Share. During each dividend period from, and including, March 31, 2022, to, but not including, March 31, 2027, dividends on the Series A Preferred Shares will accrue at an annual rate equal to the sum of (i) 6.48% plus the Mid Market Swap Rate as calculated on the immediately preceding dividend payment date and (ii) 0.50%, of the US$25.00 liquidation preference per Series A Preferred Share. During each dividend period from and including March 31, 2027, and thereafter, dividends on the Series A Preferred Shares will accrue at an annual rate equal to the sum of (i) 6.48% plus the Mid Market Swap Rate as calculated on the immediately preceding dividend payment date and (ii) 1.00%, of the US$25.00 liquidation preference per Series A Preferred Share.

The term ‘‘Mid Market Swap Rate’’ means, on the second business day in New York immediately preceding the first day of each relevant dividend period for the Series A Preferred Shares, the applicable semi-annual 5-year U.S. dollar mid market swap rate (the ‘‘5-year Mid Swap Rate’’) displayed at 5:00 p.m. (New York time) as reported by Bloomberg

L.P. on the IRSB page (or such other page as may replace that page as reported by Bloomberg L.P., or such other service as may be nominated by the person providing or sponsoring the information appearing there for the purposes of displaying comparable rates) on such date of determination. If the 5-year Mid Swap Rate does not appear on that page, it shall be determined by a U.S. or Canadian investment banking firm selected by the Corporation on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap market of the rates at which swaps for a 5 year period in U.S. dollars are offered by it at approximately 5:00 p.m. (New York time) on such date of determination to participants in the U.S. dollar swap market; and (ii) the arithmetic mean rounded, if necessary, to the nearest 0.00001 (0.000005 being rounded upwards) of such quotations.

All dividends accrue daily during the relevant dividend period. For dividend periods beginning from, and including, March 31, 2022, the Mid Market Swap Rate for each dividend period will be determined on the immediately preceding dividend payment date and will apply to each day of such dividend period.

Dividend Payment Dates:

The “dividend payment dates” for the Series A Preferred Shares will be the last day of each March, June, September and December. The initial dividend on the Series A Preferred Shares is scheduled to be paid on March 31, 2017 in the amount of US$0.3128 per Series A Preferred Share.

Optional Redemption:

The Corporation shall have the option to redeem the Series A Preferred Shares, in whole or in part, on or after March 31, 2022, for cash at a redemption price of US$25.00 per Series A Preferred Share, plus accumulated and unpaid dividends.

Special Optional Redemption:

Upon the occurrence of a Change of Control, (i) at any time on or after March 31, 2022,

and (ii) provided that no Limiting Document may prohibit it, we may, at our option, upon not less than 30 nor more than 60 days written notice, redeem the Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of US$25.00 per Series A Preferred Share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series A Preferred Shares (whether pursuant to our optional redemption right described under “Description of the Series A Preferred Shares—Redemption—Optional Redemption” in the prospectus supplement or this special optional redemption right), the holders of Series A Preferred Shares will not have the Change of Control Conversion Right with respect to the Series A Preferred Shares so called for redemption. If we elect to redeem any Series A Preferred Shares as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

Limited Conversion Rights Upon a Change of Control:

In the case of a Change of Control pursuant to which our Common Shares will be converted into or exchanged for cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Shares will receive upon conversion of such Series A Preferred Shares the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control. Notwithstanding the foregoing, if a Change of Control occurs prior to March 31, 2022 and the Corporation is not able to deliver Alternative Form Consideration, the Corporation may in lieu thereof deliver to holders converting Series A Preferred Shares upon such Change of Control cash in an amount equal to the fair value (as determined by the Corporation in good faith) of the Alternative Form Consideration that was otherwise deliverable.

Share Cap:	8.606

CUSIP/ISIN:	48213W 200 / CA48213W2004

Joint Book-Running Managers:	Stifel, Nicolaus & Company, Incorporated FBR Capital Markets & Co. National Bank Financial Inc.

Co-Lead Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Canaccord Genuity Corp. Janney Montgomery Scott LLC Ladenburg Thalmann & Co., Inc. Wunderlich Securities, Inc.

Co-Managers:	Boenning & Scattergood, Inc. National Securities Corporation Northland Securities, Inc.

Listing:

The Corporation has applied to list the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares on the Toronto Stock Exchange under the symbol “JE.PR.U.” The Corporation intends to apply to list the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares on the New York Stock Exchange (the “NYSE”) under the symbol “JE PR A.” If the application  with the NYSE is approved, then trading of the Series A Preferred Shares on the NYSE is expected to commence within 30 days after their original issue date.

The Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Corporation has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Corporation, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Stifel, Nicolaus & Company, Incorporated at 1-855-300-7136 or FBR Capital Markets & Co. at 1-703-312-9726.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.